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                                                                   EXHIBIT 10.17
                         INTERNATIONAL LEASING CONTRACT
                              made by and between
                 GLOBAL TELECOMMUNICATIONS OPERATIONS INC. And
                   SOCIEDAD TELEFONOS DE CARTAGO S.A. E.S.P.


The undersigned FELIPE GARCIA ECHEVERRI, of age, domiciled at Santafe de Bogota, D.C., bearer of Passport No. 80409281, issued in Santafe de Bogota D.C., who acts as Attorney-in-fact according to special power of attorney granted by GLOBAL TELECOMMUNICATIONS OPERATIONS, INC., a corporation domiciled at Pasea Estate, Road Town, Tortola and organized and existing under the laws of the British Virgin Islands, United Kingdom, according to registry number 170407, based on the international business companies decree (hereinafter referred to as "LEASOR") -on the one part-, and JOSE FERNANDO RAMIREZ MARIN, of age, domiciled in Palmira, identified as it appears next to his signature, acting as Substitute for the General Manager and legal representative of TELEFONOS DE CARTAGO S.A. E.S.P., a corporation duly organized and existing according to public deed number 004, granted at the Notary's Office No. 2 of Cartago, on January 3rd, 1997, domiciled in Cartago, department of Valle del Cauca, Republic of Colombia, NIT No.836000099-1, verifiable with the existence and representation certificate, issued by the Chamber of Commerce of Cartago attached hereto (hereinafter referred to as "LEASEE") on the other part-, have entered into an International Leasing Contract, governed by the following clauses:


ONE. BACKGROUND. LEASEE, for this Contract's purposes and with the purpose of acquiring the productive usage of the property herein described, previously analyzed,
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chose the property/equipment which is the subject of this Contract with all their specifications and characteristics and SIEMENS AKTIENGESELLSCHAFT, of German nationality, as the supplier.

TWO. In fact, due to the above circumstances, the parties hereto state that LEASEE has requested LEASOR the possession of the property herein provided in order to grant such possession to the LEASEE, with the purpose to exploit it in Colombia.

THIRD. PROPERTY. LEASOR hereby declares that it is the owner of the following property, bearing customs duties position "8517302000" Electrical Devices For Wire Telephony, Telephone Exchange for seventeen thousand eight (17,008) lines which basic components are a functional unit according to the terms provided in
Note 4-Section XVI of customs duties and which main function is performed by an automatic telephone commutation device described in detail on the only annex of this Contract.

FOUR. SUBJECT. By virtue of this Contract, LEASOR, who has acquired the possession of the property outside of the Republic of Colombia, with the purpose of granting possession to LEASEE (as stated hereinabove), agrees to grant such possession to LEASEE, which acknowledges it as received to its satisfaction and as a leasing.

PARAGRAPH. For legal purposes, the parties hereto express their understanding of any device or part used as an accessory of the leased equipment or that, in the future, it is added to it.
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FIVE. IMPORTATION. All property hereto has been acquired by LEASOR in the
Federal Republic of Germany and shall be imported by LEASEE to the Republic of Colombia. LEASEE agrees to comply with all legal and regulatory dispositions ruling the importation of property to the Republic of Colombia.

LEASEE is expressly obliged to constitute warranties required by law, to file purchase invoice and the appropriate customs declaration in compliance with all legal dispositions in effect and upon payment of customs duties (including importation duties, taxes and all other applicable liens for the leased property). And, in general, LEASEE is obliged to comply with any customs and taxing obligation within the terms and conditions agreed on.

If, as a result of legal procedures, authorities make requirements or perform official dissolution, or make any customs or taxing obligation directly enforceable to LEASOR for its condition as owner, LEASEE agrees to directly assume all costs and expenses, including lawyer fees -if that is the case-, involved in answering to requirements, actions against official dissolution and, particularly, to reimburse the value of costs and expenses to LEASOR, including -if the case may be-, importation duties, taxes, fines and all other liens paid by LEASOR in performing a customs and taxing obligation.

PARAGRAPH ONE. LEASEE acknowledges the entire customs and Colombian tax regime in force as of the date of subscription and legalization of this Contract and agrees to comply with it under the terms and conditions provided by the law.

PARAGRAPH TWO. LEASOR, or a third party designated by LEASOR, is authorized to pay the value of the customs duties and fiscal contributions corresponding to payments of the leasing installments whenever LEASEE does not comply with this obligation
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within a period of fifteen (15) days previous to the date the corresponding installment is paid.

In any event, LEASEE must notify and prove payment of taxes to LEASOR, within a period of twenty-four (24) hours following payment.

Failure to comply with this obligation shall result in application of fines described in Clause Twenty-seven.

SIX. EXEMPTION OF RESPONSIBILITY AND COMPENSATION. LEASOR declares that it has chosen the leased equipment and the supplier or manufacturer of such equipment. Consequently, LEASOR shall not be responsible for delayed delivery of the property which may arise from causes attributable to the supplier or manufacturer or from any other cause or circumstance, nor shall it be held responsible for damages, defects, differences with the specificiations, or failure by the supplier/manufacturer/businessman to correctly assemble or install the equipment.

In the event the manufacturer does not deliver the property, LEASEE shall indemnify and hold LEASOR harmless from any responsibility, and direct or indirect expenses that may arise out of the acquisition of the equipment under this Contract including the value of the leased property, losses of any kind, advanced payments, taxes, duties, commissions, freights, transportation or any other type of expenses incurred under this Contract.

SEVEN. SURROGATION. LEASEE hereby surrogates LEASOR'S rights before the manufacturer or supplier of the purchase and sale contract for the equipment, and
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LEASEE may directly make the above purchase and sale contract enforceable to that manufacturer or supplier or ask for the contract's resolution, with compensation for damages and injuries.

In the event there is a resolution of the purchase and sale contract, LEASEE must indemnify LEASOR for all expenses according to the above clause.

EIGHT. REPARATION FOR EVICTION. The parties hereto agree that LEASEE expressly exempts LEASOR from reparation of the leased property. Therefore LEASOR shall not be responsible for any evident or latent defect in the performance, efficiency or others which may affect such good.

LEASEE shall indemnify LEASOR according to clause twenty-seven, in case this contract is terminated due to defects to the leased property.

In the event the manufacturer or supplier substitutes the property by other that is not imperfect, such property shall be a part of this contract, and any reference to the leased property herein included shall apply to the new property given as a substitute, for which LEASEE is obliged to sign an ADDENDUM and add the property given as a substitute to the legal regime under this Contract.

NINE. In the event of any conflict between LEASEE and manufacturer/supplier by reason of the above provisions, LEASEE shall continue paying LEASOR the agreed fees under this Contract while in force and effect.
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TEN. PROTECTION TO THE PROPERTY. LEASEE agrees to disclose to any third party that the property hereto is the LEASOR'S exclusive possession. Consequently, in any event of legal or administrative actions affecting the exercise of the property's possession, such as attachments, actions, confiscation, retention or similar circumstances or in case of a call for preventive covenant, bankruptcy declaration or anyone taking possession of LEASEE'S property, LEASEE agrees to present this Contract as a proof of ownership of the properties hereto and to notify LEASOR of such event within a period of three days following the date in which such circumstances occurred, so that LEASOR may take all appropriate measures. In any case, LEASEE accepts hereafter to pay, on its sole account, all expenses arising from the defense and exercise of the possession of the property by LEASOR, without detriment to all other obligations under this Contract.

ELEVEN. TERM. LEASOR grants possession of the property hereto to LEASEE during a period of twelve (12) years from the date of the act that certifies the performance of the equipment herein stated. LEASEE shall issue the act.

TWELVE. LEASE. LEASEE agrees to pay a specific lease to LEASOR unconditionally and without any requirement during the term of this Contract, as follows:

a) ONE MILLION THIRTY-THREE THOUSAND UNITED STATES AMERICAN DOLLARS (US$1,036,000.00) upon file of the last notice of importation of the equipment.
b) 20 installments every six months in the amount of THREE HUNDRED NINETY-FOUR THOUSAND UNITED STATES AMERICAN DOLLARS (US$394,000.00) for 10 years. c) Four installments every six months in the
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amount of ONE HUNDRED NINETY-SEVEN THOUSAND UNITED STATES AMERICAN DOLLARS
(US$197,000.00) each, for two years following the due date of payment of the twenty installments as defined hereinabove, which shall be enforceable the first five (5) days of each expiring semester.

PARAGRAPH ONE. In the event of several notices of importation, the date of payment for the installments hereby mentioned should be the date the last document is filed.

PARAGRAPH TWO. This amount shall be proportionally adjusted, if, upon receipt of the imported property into the national territory, its CIF cost (including cost of merchandise plus insurance and freight charges) increases or decreases in relation to CIF cost originally budgeted and that is the base for determining the initial fee. In this case variation shall be determined by applying the applicable factor of the cost originally budgeted by the actual CIF cost of merchandise. Additionally, the fee shall be adjusted every six months according to the percentage variation of the preferred interest rate of London market (Libor) between the first and last working day of each quarter previous to the quarter for which adjustment is performed.

LEASEE agrees to verify that, once the money corresponding to the Colombian exchange market is acquired in compliance with all legal requirements, the draft on the amounts required for each period is confirmed by written notification, telegram, letter or fax, the day in which each leasing fee is due, at the latest.

THIRTEEN. ARREARS. In case of delays by LEASEE in paying the amounts of money hereunder agreed on, it must pay to LEASOR, without any requirement as a fee
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for arrears, an interest rate equal to Libor plus two percent (2%) a year, calculated from the due date of the amount in arrears to the date in which LEASEE has credited such payment into the banking account of LEASOR.

In case there are two or more installments in arrears, LEASEE shall pay to LEASOR the amount herein indicated for each installment. By paying this fine, LEASEE shall not construe its main obligation as unenforceable because such fine is provided only for delay or arrears and does not alter LEASOR'S right to claim failure to comply with obligations hereof or application of sanctions provided in clause twenty-seven.

PARAGRAPH ONE. Acceptance by LEASOR of delayed payment of fees shall not imply an extension on the terms provided for performance of LEASEE'S obligations which may arise from this Contract.

PARAGRAPH TWO. The leasing fee shall not be decreased by reason of wear or obsolescence of the equipment, which is assumed by LEASEE without detriment of its obligations with respect to the LEASOR.

PARAGRAPH THREE. LEASEE'S obligation to pay the fees shall not end because the leased equipment temporarily or definitely stops its operation, or due to repairs, transfer, transformation, strike, act of god and in general due to any cause non attributable to LEASOR.

PARAGRAPH FOUR. With the purpose of guaranteeing the obligation to pay the fee, LEASEE shall grant all guarantees required by LEASOR in favor of LEASOR.

PARAGRAPH FIVE. LEASEE expressly waives the formal requirements for determining arrears in case of delays or failure to comply with the obligations under this Contract and accepts from hereon, as a proof of any failure to comply, a notification
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addressed to LEASEE by LEASOR, or the LEASOR'S request before a competent authority to exercise its rights.

FOURTEEN. MODIFICATIONS TO THE CONTRACT. LEASEE accepts, hereon, any variations provided by LEASOR with respect to the installments due every six months or the purchase option, fines, sanctions and others related to the contract in compliance with all legal dispositions in effect at the moment of stating such variation.

FIFTEEN. WARRANTIES. LEASEE agrees to keep the leased equipment insured at all times and against any and all risks during the term of this Contract in an insurance company previously accepted by LEASOR, for an amount equivalent to its commercial value appointing LEASOR as the beneficiary of such insurance.

Likewise, LEASEE must insure the equipment against civil responsibility for physical damages to third parties and their properties resulting from the equipment's operation for an amount not lower than the value recommended for that type of equipment. It is understood that LEASEE is and shall keep on being the sole responsible for damages to any third party resulting from the equipment's operation. LEASEE agrees to pay premiums within a period of ten (10) days following the date of the insurance contracts or its renewal.

PARAGRAPH ONE. LEASEE authorizes LEASOR, without any obligation or responsibility by LEASOR, to contract -on LEASEE'S account- all insurance or renewal and/or pay the respective insurance premiums with the purpose of keeping all policies which protect the equipment in full force and effect.
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In case LEASOR pays the insurance premiums on account of LEASEE, LEASEE agrees to pay LEASOR, within a period of two days following receipt of invoice, the amount of money paid on its behalf. Failure to comply with any of the obligations hereby assumed shall be a reason for LEASOR to terminate this Contract with all consequences provided in clause twenty-six.

PARAGRAPH TWO. Any damage/loss of god, which is total or partial, shall not suspend or interrupt the leasing, nor shall it change terms' expiration.

SIXTEEN. LEASEE'S LIABILITY. LEASEE shall be responsible for deterioration and/or loss of the equipment, for whatever reasons even if it is a force majeure event. In any event of deterioration or loss LEASEE shall immediately notify LEASOR, and, upon LESOR'S choice, it shall do any of the following:

1- Authorize LEASEE to recover the equipment -on its own account- and keep it in good condition of operation according to LEASOR'S criteria, within a period indicated by LEASOR. It is understood that repairs can only be made by the manufacturers of the equipment or by its representatives in the country, unless LEASOR, for special reasons, authorizes by written notification its repair in other conditions. The parts shall be technically adapted and, in any way, its adaptation shall mean an original change to the leased equipment.

2-   Accept that LEASEE, on its own account, replaces the equipment within a term specified by LEASOR for another equipment with similar presentation
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     conditions, keeping its initial operation to its satisfaction. In any case, the new equipment shall immediately be subject to this new leasing contract.

3- Enforce payment by LEASEE to LEASOR of an amount resulting from multiplying the amount of the installment fee by the number of installments to be paid from the moment the damage/loss occurred until the expiration date of the Contract.

SEVENTEEN. PRESERVATION AND MAINTENANCE. The leased equipment shall only be used by LEASEE and its personnel, which agrees, on its own account and risk, to assume all expenses required to preserve the leased property and keep it in perfect conditions, except for the normal wear due to appropriate usage.

The leased equipment shall be used according to its original purpose and kept in good condition. Supplier/manufacturer shall establish the normal use of the equipment, and LEASEE accepts to enter into maintenance contracts with such supplier or manufacturer or person authorized by them, to contribute to the preservation and proper performance of the equipment.

Additionally, LEASEE agrees to comply with all laws, pacts, decrees, resolutions, regulations, or any other regulatory disposition, or a disposition related to the equipment's usage and maintenance, even if these standards are international, national or municipal, or if they are issued by the country in which the equipment is located.
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EIGHTEEN. INSPECTION RIGHT. LEASOR reserves the right to inspect the equipment at any time, to confirm whether performance and maintenance conditions are satisfactory.

To that end, and with no implied obligation for LEASOR, LEASOR may visit LEASEE'S facilities, or the place where the equipment is located as many times as it deems necessary, and recommend in writing any steps required or convenient for its proper operation which LEASEE must put into action immediately.

In case LEASEE does not follow the steps ordered by LEASOR, LEASOR may terminate this Contract, and it shall have the right to demand, besides immediate return of the equipment, indemnification as defined under clause twenty-seven.

LEASOR shall not be liable for any cost, expense or ceasing profit arising from inspection visits or recommendations, unless the leased equipment is directly damaged by the person authorized by LEASOR to visit the facilities.

NINETEEN. EQUIPMENT ASSIGNABILITY AND SUBLEASE. LEASEE shall not sublease the equipment or give it to any third party for its exploitation under any contractual agreement, or transfer this contract in any way except by means of a previous, expressed, written authorization by LEASOR. But even if such authorization exists, LEASEE shall keep being responsible with the subsidiary or its substitute with respect to LEASOR.

TWENTY. CONTRACT ASSIGNABILITY. All rights under this Contract may be assigned in whole or in part by LEASOR and/or given as credit guarantee. LEASEE
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expressly accepts from now on assignment and/or pledge of this Contract and binds itself to comply with the assignment and/or pledge terms once the extrajudicial notification of such assignment and/or pledge is received.

TWENTY-ONE. WAIVER TO WITHHOLD. LEASEE hereby waives withholding of the leased equipment for any reason whatsoever.

TWENTY-TWO. ADVANCED PAYMENT. Any advance payment, option deposit or extraordinary disbursement made by LEASOR before the date of initiation of the Contract shall be on LEASEE'S account and shall cause interests at Libor of the week, plus two percent (2%) month expired.

TWENTY-THREE. OPERATION LICENSES AND PERMITS. LEASEE agrees that it shall obtain all permits and licenses required by the Colombian law for the operation of the property under this Contract.

TWENTY-FOUR. TAXES AND FINES. All taxes encumbered by the equipment under this Contract, as well as all fines imposed as a result of its irregular or illegal operation, shall be exclusively at LEASEE'S expense.

If new taxes are established and they encumber or increase present tributary costs that LEASOR hereby bears, LEASEE agrees hereafter to exclusively assume these major taxes and pay them on behalf of LEASOR.
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TWENTY-FIVE. LOCATION OF PROPERTY. The property being the subject matter of this
Contract shall remain within the territory of the Republic of Colombia. LEASEE accepts to notify LEASOR the new location of such property in writing, within a period of three (3) days following such change of location.

TWENTY-SIX. TERMINATION. This Contract is deemed terminated for the following reasons:

1-  Mutual consent between the parties hereto.

2-  Expiration of the agreed term.

3- Unilateral decision by LEASOR made at any time before expiration, with no legal declaration and demanding return of the equipment by LEASEE in any of the defaults in the performance of obligations under this Contract, but specially in the following:

    - Arrears or delays in paying installment fees and custom duties for one or more periods.

    - Misuse of the leased equipment which misleads its original function or may cause, to LEASOR'S opinion, deterioration different than that of its usage technique.

    - Failure to notify LEASOR in case of damages or destruction of the leased equipment.

    - Failure to recognize LEASOR'S instructions with respect to repairs needed by the leased equipment during the term of this Contract for any reason whatsoever.
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    -  Intention to encumber the leased equipment by means of any type of guarantees or impositions, and whenever it is affected by procedural actions due to strange facts to LEASOR.

    - Sublease or give to any third party for its exploitation under any contractual agreement or transfer this Contract without the expressed, previous and written authorization by LEASOR.

    - Not protecting the property being the subject matter of this Contract with insurance companies in the terms provided hereunder.

4-  All other causes provided by law.

5- Declaration of bankruptcy by LEASEE or because of a suit started against LEASEE by judicial means involving the property that is the subject matter of this Contract. In these events LEASOR may charge the missing installment fees, except if creditors of LEASEE propose its substitution granting guarantees to LEASOR'S satisfaction.

6.  Loss of the equipment or damages affecting its normal operation.

7.  LEASEE'S dissolution.

TWENTY-SEVEN. SANCTION FOR FAILURE TO COMPLY. Whenever LEASOR is obliged to terminate the Contract under the above clause, LEASEE shall pay to LEASOR as a fine, besides the amounts owed due to its failure to comply -according to Clause Thirteen-, an amount equivalent to the leasing installments agreed on that are not yet covered or caused. By paying this fine, the obligation to return the leased equipment shall not be construed as unenforceable, nor shall LEASOR loose its right to
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demand compensation for damages which may arise from failure by LEASEE to comply with its obligations.

TWENTY-EIGHT. RETURN OF THE EQUIPMENT. Upon termination of this Contract due to reasons different than expiration, the leased equipment shall be returned to LEASOR in the same condition of proper operation in which LEASEE received it, except for natural wear derived from its proper usage.

LEASEE shall return the leased equipment within a period of five (5) days following termination. If LEASEE fails to return the equipment within this period of time, it shall incur in a daily fine in favor of LEASOR on the amount provided in this Contract. By paying this fine, the obligation to return the leased equipment shall not be construed as unenforceable. Return of the equipment shall be made at the location designated by LEASOR and at LEASEE'S expense including disassembling, transfer and installation charges.

TWENTY-NINE. ACQUISITION OPTION. Subject to the terms of this Contract and if it has been duly performed by LEASEE, LEASOR grants LEASEE the irrevocable option to acquire -once the Contract expires-, possession of the property which is the subject of this Contract, under the following dispositions:

1- PRICE: ONE HUNDRED NINETY-SEVEN THOUSAND UNITED STATES AMERICAN DOLLARS (US$197,000.00).

2-  TERMS OF PAYMENT:  PAYABLE UPON EXPIRATION OF LEASE (12 YEARS).
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THIRTY. INTERPRETATION. This Contract shall be ruled, for interpretation purposes, as follows:

1-  In accordance with the clauses herein provided.

2- In accordance with the laws of the United States of America ruling the Financing Leasing Contract. However, with respect to recovering the leased property, the Laws of Colombia shall apply.

3- In case there is no special standard ruling a subject, the dispositions of the UNIDROIT Convention regarding international leasing (Ottawa, Canada, May 26th, 1988) shall apply, by virtue of article 7 of the Commerce Code of the Republic of Colombia.

THIRTY-ONE. ARBITRATION. Any disputes arising out of this Contract shall be finally settled by an Arbitration Court consisting of three (3) arbitrators; one appointed by each one of the parties hereto and the other appointed by the International Chamber of Commerce, National Committee of Colombia-New York. This judgement shall be in law. The place for the Arbitration shall be Santafe de Bogota. The official language used during the arbitration process shall be Spanish. The process of appointing arbitrators as well as the arbitration process itself shall be governed by the provisions of the Settlement and Arbitration Regulation of the International Chamber of Commerce.
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THIRTY-TWO. ACTIONS AND PROCEDURES. This Contract's original document is executable with respect to its expressed obligations, whenever they are enforceable under the Contract and in accordance with the Colombian law.

The first copy shall be the base for filing effects, in case it is required, given the nature and legality of the property that is the subject matter of this Contract.

The second copy of this Contract shall be used for exercising the actions started by LEASOR for the return of the possession of the leased property.

THIRTY-THREE. NOTICE. All notices or notifications required to be given to LEASOR hereunder, shall be sent by registered airmail to the address indicated by LEASOR.

On the other hand, any notice or notification required to be given to LEASEE hereunder, shall be sent by registered airmail to: Calle 14. No. 4-60 - Cartago
- Valle del Cauca - Colombia.

Consequently, this Contract is subscribed and legalized in the municipality of Cartago, on July 28/th/, 1997.
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                   GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.




                                     LEASOR
                            Felipe Garcia Echeverri
                     I.D. No. 80.409.281, issued in Usaquen
                                Attorney-in-fact
                                  (signature)



                              BUGATEL S.A. E.S.P.




                                     LEASEE
                           Jorge Enrique Martinez O.
                     I.D. No. 7.506.436, issued in Armenia
             General Manager and Legal Representative (Substitute)
                                  (signature)